ENERGY FOCUS, INC. REPORTS SECOND QUARTER 2016 RESULTS SOLON, Ohio, August 11, 2016 - Energy Focus, Inc. (NASDAQ:EFOI), a leader in LED lighting technologies, today announced financial results for the second quarter ended June 30, 2016. Second Quarter 2016 Financial Highlights: • Net sales of $7.1 million consisting of $3.3 million in commercial sales, which reflected a reduction of $814 thousand for product returns and related credits, and $3.8 million in military sales, compared to $16.2 million in the prior year’s period, consisting of $2.1 million in commercial and $14.1 million in military • Gross margin was 35.4% compared with 45.8% in the prior year’s quarter, due to lower aggregate net revenues and product mix that was more heavily weighted in commercial products sales, as well as the revenue reduction and related credits and inventory adjustments, which decreased gross margin by 3.8 points • Net loss of $3.9 million, or $(0.34) per share, compared to net income of $2.1 million, or $0.21 per diluted share in the second quarter last year • Cash balance of $25.4 million at the end of the quarter with no debt Second Quarter 2016 Operational Highlights: • Military & Maritime: Penetration rate of our military Intellitube® on the U.S. Naval fleet reached approximately 35%; provided maritime-grade lamp products, which are compliant to the American Bureau of Shipping (“ABS”) standards, to multiple Military Sealift Command (“MSC”) vessels; shipped additional products to the Royal Australian Navy; obtained the first order from the Royal Canadian Navy • Healthcare: Continued shipping tubular LED (“TLED”) products to one of the largest hospital systems in Northeast Ohio with additional interior and exterior products developed to retrofit the system’s non-fluorescent sockets in the coming quarters • Public Sector: Retrofitted 21 public school districts; received orders from 10 municipalities and government agencies • National Retailers: Received initial orders from a regional shoe retailer with 150 stores; specified as the TLED provider to retrofit a national footwear retailer with 1,125 stores • Higher and Private Education: Received initial orders from five colleges including a private Ivy League university in Connecticut and public universities in Minnesota, Florida, Ohio and the fourth largest community college system in the United States, and continued shipment of products to St. John’s University and a public university in Colorado • Product Development: Introduced seven new series of products during LIGHTFAIR International in late April for shipment in Q4, including the industry’s first 0-10V dimming integrated, network-ready, direct-wire TLED and Intellitube, first UL approved TLED-ready troffer, emergency battery backup integrated TLED, high output T5 TLED, and panel lights “We are obviously disappointed that we did not meet our guided sales range for the second quarter mainly due to a combination of lower than expected military sales, a few commercial projects not materializing within expected timeframes, and the revenue adjustment,” commented James Tu, President and Chief Executive Officer. “That being said, we made important strides in expanding our military and commercial customer base and in product development to further our goal of establishing Energy Focus as the most trusted LED lighting brand for leading public and private enterprises to retrofit their buildings with LEDs.”

"During the quarter, we strategically amended our contract with our military product distributor that should result in a more predictable and linear sales run rate of our military Intellitube® for the rest of the year. Energy Focus remains the only mil-spec approved provider of TLED's for the U.S. Navy, and our market opportunity in the maritime industry has grown, through the introduction of new products and our successful penetration into exciting new accounts such as the Royal Canadian Navy. We expect that the amended distribution agreement, along with our ongoing, expanding grassroots advocacy and sales initiatives to the U.S. Navy and foreign allied navy fleets will contribute to higher military product sales during the second half of this year than we recorded in the first half," continued Mr. Tu.

"Excluding the adjustment of $814 thousand we recorded in the 2016 second quarter, commercial sales increased 92.0 percent compared to the prior year's quarter. We saw an acceleration of penetration into new accounts during the second quarter and into July as we further strengthened the focus of our sales efforts on expanding our contracting partner network to support and service our growing list of end users composed of leading government and business organizations. These organizations continue to show an increasing level of interest in LED lighting retrofit, driven by ever stronger sustainability initiatives and energy savings benefits. We also obtained numerous new marquee clients across nearly all verticals, including receiving the first orders in July to retrofit back-of-the-house areas for the largest membership-only warehouse club and the third largest retailer in the U.S. While it takes several quarters if not years to retrofit large projects, our growing list of commercial clients is expected to contribute to the future growth of our commercial product sales," Mr. Tu added.

"We continue to invest actively in strengthening and expanding our leadership team, sales organization and execution capability, as well as developing and preparing to launch additional LED lighting products during the second half of the year that not only deliver leading levels of energy efficiency, quality, performance and value proposition, but also expand our sales opportunities to each of our clients," concluded Mr. Tu.

A further breakdown of net sales is shown below (in thousands):

	Three months ended June 30,		Six months ended June 30,	
	2016	2015	2016	2015
Commercial products (1)	$ 3,301	$ 2,143	$ 7,904	$ 3,911
Military maritime products	3,825	14,086	7,647	24,888
R&D services	—	3	—	20
Total net sales	$ 7,126	$ 16,232	$ 15,551	$ 28,819

(1) Reflects the adjustment recorded during the second quarter of 2016 to reduce revenue by $814 thousand for product returns and related sales adjustments discussed below.

Financial Results:

Net sales of $7.1 million for the second quarter of 2016 decreased 56.1 percent compared to the second quarter of 2015. The decrease was due to lower sales of our military maritime products for the U.S. Navy, partially offset by an increase in commercial products sales. Net sales of our commercial products increased 54.0 percent compared to the second quarter of 2015, as we continued our efforts to diversify and expand our commercial and industrial markets.

During the quarter, the company recorded an adjustment to reduce revenue by $814 thousand to reflect the return of products and related discounts on sales of products sold during the fourth quarter of 2015 and the first quarter of 2016. We determined that certain shipments did not comply with our process to assemble finished products in accordance with the applicable standard for those orders. This operational error did not relate to the safety or quality of the products, but instead to conformity with the manufacturing standard represented with respect to the product. We also recorded an adjustment to write-down the value of this product remaining in inventory at June 30, 2016. These adjustments also increased accounts payable by $814 thousand, increased net inventories by $221 thousand, reduced cost of sales by $221 thousand, and increased the net loss by $593 thousand. We have evaluated and are implementing improvements to our sales, supply chain and manufacturing processes. We are also enhancing our communications with our clients regarding their purchasing requirements and implementing internal processes to ensure that our inventory fulfillment is in line with those needs. We have estimated an amount of the potential credits for the remaining affected clients and determined that the impact is not likely to be material to our results for the second quarter. Gross profit was $2.5 million, or 35.4 percent of net sales, for the second quarter of 2016, compared to $7.4 million, or 45.8 percent of net sales for the second quarter of 2015. The decrease in gross profit was due primarily to lower sales and product mix, as well as the adjustment for product returns and related credits to sales and inventory described above, which decreased gross profit by $593 thousand, or 3.8 percentage points of net sales. Net loss for the three months ended June 30, 2016, was $3.9 million, compared to net income of $2.1 million for the three months ended June 30, 2015. Lower net sales, including the impact of the revenue adjustment for product returns and related credits and inventory adjustments, and changes in product mix in the second quarter of 2016, as well as continued investments in our corporate infrastructure to support future growth for our commercial products contributed to the difference in operating results. At June 30, 2016, our cash and cash equivalents balance was approximately $25.4 million, compared to approximately $34.6 million at December 31, 2015. Net cash used by operating activities of $8.2 million in the first half of 2016 resulted from the net loss, adjusted for non-cash items, including: depreciation and stock-based compensation; and working capital changes, most notably an increase in inventories and a decrease in trade accounts receivable. Business Outlook: For the third quarter of 2016, we are expecting net sales to be between $8 and $10 million, as our military sales stabilize at a level higher than the first and second quarters of 2016, and as our commercial sales grow from the second quarter of 2016 and from the third quarter a year ago. Gross margins will be dependent on product sales mix, and operating expenses are expected to increase from their current levels as we build business development and marketing infrastructure, strengthen our leadership team and develop additional technologies and products to support continuing client, geographic, and market penetration primarily for our commercial products. Earnings Conference Call: Energy Focus, Inc. will host a conference call and webcast at 11:00 AM Eastern Time on August 11, 2016. To participate in the call, please dial 800-946-0744 if calling within the United States or 719-457-2656 if calling internationally. A replay will be available until August 18, 2016, which can be accessed by dialing 877-870-5176 if calling within the United States or 858-384-5517 if calling internationally. Please use passcode 1284172 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet accessible in the Investors portion of the Company's corporate website, under “Events and Presentations” at http://investors.energyfocusinc.com/events.cfm. Forward Looking Statements: Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures, our product development capabilities, new product release timing, energy savings and other benefits of LED lighting technology and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: our dependence on a limited number of customers for a significant portion of our revenue, in particular, our sales for the U.S. Navy, and on the levels of funding available to such customers, as well as our commercial customers, and our ability to maintain or grow such sales levels; our history of operating losses and our ability to generate sufficient cash from operations or receive sufficient financing, on acceptable terms, to continue our operations or fund our growth; our ability to implement and manage our infrastructure and product growth plans, improve or maintain efficiencies and control expenses to increase sales and maintain and improve margins; general economic conditions in the United States and in other markets in which we operate; our ability to compete effectively against companies with greater resources; our ability to increase demand in our targeted markets and manage sales cycles that are difficult to predict and span several quarters; the timing of large orders and significant expenses as we invest in growth opportunities; market acceptance of LED lighting technology; our compliance with government contracting laws and regulations, through both direct and indirect sales channels; our ability to respond to new lighting technologies and market trends with safe, reliable, energy-efficient and effective products and to bring such products to market in a timely manner and at an appropriate price point; any delays we may encounter in making new products available or fulfilling customer specifications; satisfactory and timely testing and completion of product certification requirements; our ability to protect our intellectual property rights and the impact of any type of legal claim or dispute; our ability to obtain critical components and finished products from a limited number of third-party suppliers on acceptable terms and the impact of our fluctuating demand on the stability of such suppliers; our ability to attract and retain qualified personnel; and our ability to maintain effective internal controls and otherwise comply with our obligations as a public company. In light of the foregoing, we caution you not to place undue reliance on our forward-looking statements. Any forward-looking statement that we make in this release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments. About Energy Focus, Inc.: Energy Focus, Inc. is a leading provider of energy efficient LED lighting products and a developer of energy efficient lighting technology. Our LED lighting products provide energy savings, aesthetics, safety and maintenance cost benefits over conventional lighting. Our long-standing relationship with the U.S. Government continues to enable us to provide energy efficient LED lighting products to the U.S. Navy and the Military Sealift Command fleets. Customers include national, state and local U.S. government agencies as well as Fortune 500 companies and many other commercial and industrial clients. World headquarters are located in Solon, Ohio with additional offices in Washington, D.C., New York City and Taiwan. For more information, see our web site at www.energyfocusinc.com. Non-GAAP Measures: In addition to the results provided in accordance with generally accepted accounting principles in the United States, we have presented net sales and gross profits excluding certain revenue adjustments for product returns and related credits to sales and inventory for product that did not comply with our process to assemble finished products in conformity with the applicable standard for those orders. Management believes these measures are helpful to investors as they provide a more comparable basis to analyze our revenue and gross profit as these charges were material in the quarter.

Investor Contacts: Energy Focus, Inc. Marcia J. Miller, Chief Financial Officer (440) 715-1300 ir@energyfocusinc.com Darrow Associates, Inc. Peter Seltzberg, Managing Director (516) 419-9915 pseltzberg@darrowir.com

ENERGY FOCUS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts) (Unaudited) June 30, December 31, 2016 2015 ASSETS Current assets: Cash and cash equivalents 25,441$ 34,640$ Trade accounts receivable less allowances of $88 and $155, respectively 5,186 10,110 Inventories, net 14,594 7,732 Prepaid and other current assets 1,704 740 Total current assets 46,925 53,222 Property and equipment, net 3,139 2,429 Other assets 42 51 Total assets 50,106$ 55,702$ LIABILITIES Current liabilities: Accounts payable 7,470$ 7,295$ Accrued liabilities 997 355 Accrued payroll and related benefits 645 1,243 Accrued sales commissions 395 1,005 Accrued warranty reserve 298 314 Deferred revenue 67 93 Total current liabilities 9,872 10,305 Other liabilities 101 77 Total liabilities 9,973 10,382 STOCKHOLDERS' EQUITY Preferred stock, par value $0.0001 per share: Authorized: 2,000,000 shares in 2016 and 2015 Issued and outstanding: no shares in 2016 and 2015 — — Common stock, par value $0.0001 per share: Authorized: 30,000,000 shares in 2016 and 2015 Issued and outstanding: 11,690,030 at June 30, 2016 and 11,648,978 at December 31, 2015 1 1 Additional paid-in capital 126,086 125,369 Accumulated other comprehensive income 1 — Accumulated deficit (85,955) (80,050) Total stockholders' equity 40,133 45,320 Total liabilities and stockholders' equity 50,106$ 55,702$

ENERGY FOCUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) 2016 2015 2016 2015 Net sales 7,126$ 16,232$ 15,551$ 28,819$ Cost of sales 4,604 8,792 9,884 16,228 Gross profit 2,522 7,440 5,667 12,591 Operating expenses: Product development 854 654 1,658 1,196 Selling, general, and administrative 5,590 3,629 9,900 6,969 Total operating expenses 6,444 4,283 11,558 8,165 (Loss) income from operations (3,922) 3,157 (5,891) 4,426 Other expenses (income): Interest expense — 26 — 49 Other (income) expenses (6) 16 (9) 38 (Loss) income from continuing operations before income taxes (3,916) 3,115 (5,882) 4,339 Provision for income taxes — 923 11 923 (Loss) income from continuing operations (3,916) 2,192 (5,893) 3,416 Discontinued operations: Loss from discontinued operations — (45) — (114) Loss on disposal of discontinued operations — (36) (12) (72) Loss from discontinued operations before income taxes — (81) (12) (186) Provision for (benefit from) income taxes — — — (10) Loss from discontinued operations — (81) (12) (176) Net (loss) income (3,916) 2,111 (5,905) 3,240 Net (loss) income per share - basic: From continuing operations (0.34)$ 0.22$ (0.51)$ 0.35$ From discontinued operations — (0.01) — (0.02) Net (loss) income per share - basic (0.34)$ 0.21$ (0.51)$ 0.33$ Net (loss) income per share - diluted: From continuing operations (0.34)$ 0.22$ (0.51)$ 0.34$ From discontinued operations — (0.01) — (0.02) Net (loss) income per share - diluted (0.34)$ 0.21$ (0.51)$ 0.32$ Weighted average shares used in computing net (loss) income per share: Basic 11,657 10,019 11,653 9,846 Diluted 11,657 10,138 11,653 10,058 Three months ended June 30, Six months ended June 30,